News release via Canada NewsWire, Toronto 416-863-9350

    Attention Business Editors:
    Western Goldfields Announces Positive Initial Results from Drilling
    Program at Mesquite Mine

    <<
    -   Results at the Brownie Hill Zone indicate the potential to increase reserves and add mine life at Mesquite Mine
    -   Significant results at Brownie Hill include oxide mineralization of
        0.036 ounces per ton of gold over 230 feet in drill hole WM08 and
        0.025 ounces per ton of gold over 300 feet in drill hole WM07, significantly higher than the average oxide reserve grade of
        0.017 ounces per ton at Mesquite
    -   Company plans a first quarter 2007 announcement updating the Mesquite
        Mine's reserves and resources
    >>

    TORONTO, Dec. 13 /CNW/ - Western Goldfields, Inc. (TSX:WGI, OTC
BB:WGDF.OB) today announced positive initial results from exploration drilling underway at its wholly owned Mesquite Mine in Imperial County, California. The initial results include oxide intercepts of 0.036 ounces per ton of gold over
230 feet and 0.025 ounces per ton of gold over 300 feet at the Brownie Hill
Zone. The Brownie Hill Zone is a largely inferred mineral resource that was not included in the Company's current mine plan for resumption of mining activity at Mesquite.
    "The initial results of this exploration drilling further support our view of the Mesquite Mine as a unique and outstanding opportunity in the gold mining industry. Confirming the potential for additional resources in the
Brownie Hill Zone will further add to the value of our property and our company," said Raymond Threlkeld, President and Chief Executive Officer.
    "The initial drill results confirm Brownie Hill as a high-priority target with excellent potential to increase the oxide reserves and resources at
Mesquite," continued Mr. Threlkeld. "We are planning to drill additional holes to upgrade this resource." On August 9, 2006, Western Goldfields announced that the Mesquite Mine's Proven and Probable reserves are estimated at
2.36 million ounces of gold and Measured and Indicated resources are estimated at 1.25 million ounces. The average grade of the currently defined oxide reserve is 0.017 ounces per ton of gold. The Company is estimating average annual production of 165,000 ounces of gold from the mine, with an initial project life of 9-1/2 years.
    The initial results of the current 70,000-foot reverse circulation drilling program include seven holes (WM07 through WM14, with assays pending for WM12) targeting the Brownie Hill Zone, an area of predominantly oxide mineralization located approximately 1,000 feet to the west of the Mesquite
Mine's planned Big Chief pit expansion. Drilling to date at Brownie Hill has outlined oxide mineralization measuring 1,300 feet in length by 700 feet in width with an average thickness of 250 feet. The mineralization remains open along strike.
    These results indicate that the Brownie Hill Zone has the potential to add life to the Mesquite Mine. Approximately 10,800 feet of the 70,000-foot drilling program, which was announced on September 22, 2006, has been completed to date. A second drill arrived at site in early December.
    The Company also has received analyses from metallurgical sample drilling in the Rainbow extension. Drill holes WM01 to WM04 were drilled earlier in the year within the current reserve of the East Rainbow pit to confirm grades, the oxide and non-oxide boundary, and metallurgical recoveries estimated by the resource model. The four holes show slight increases in gold grade compared with the resulting reserve grade estimated for the Rainbow deposit.
    Drill holes WM05 and WM06 were drilled as condemnation holes to confirm that the planned location of a waste dump external to the Big Chief pit was properly situated. Assays for holes WM05 and WM06 are pending at the time of this release.
    Analyses for holes WM01 through WM04 were completed by ALS Chemex
(Vancouver, BC, Canada), an ISO 9001:2000 certified laboratory. Analyses for holes WM07 through WM14 were performed by American Assay Laboratories, Inc.
(Reno, Nevada, USA), an ISO/IEC 17025 certified laboratory. Samples for holes
WM05 and WM06 are being analyzed by American Assay Laboratories.
    The data contained in this news release has been reviewed by Wes Hanson,
P.Geo., Vice President of Mine Development, Western Goldfields, and the
Qualified Person for the project. A complete table of the drill results is included in the appendix to this release.

    Western Goldfields, Inc.
    ------------------------

    Under a new, highly experienced, and dynamic management team, Western
Goldfields is a gold producer focused on completing the expansion of its
Mesquite Mine, located in Imperial County, California, and returning the mine to full production. Western Goldfields acquired the Mesquite property in 2003 from Newmont Mining Corporation. Newmont operated the mine until 2001 when it ceased operations, as the low gold prices at that time did not support expansion plans. However, Newmont continued the permitting process for expansion, and the permits were approved in 2002. Western Goldfields has continued producing gold from ore placed on heaps by the previous owners, and expects gold production in 2006 to be about 14,000 ounces.
    Western Goldfields, Inc. is listed on the Toronto Stock Exchange and trades under the symbol WGI, and is quoted on the OTCBB under the symbol
WGDF.OB. For further details regarding the mineral reserves and mineral resources at Mesquite, please visit www.westerngoldfields.com.

    Forward-Looking Information
    ---------------------------

    Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian legislation. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, timing and costs to recommence commercial production, economic viability of the Mesquite Mine, financing options, including entering into a debt financing arrangement, and the consequences thereof, potential contractual arrangements, receipt of working capital, anticipated revenues, exercise of outstanding warrants, and capital and operating expenditures. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, those set forth in the Company's Annual Report on Form 10-KSB for the year ended December 31,
2005 filed with the U.S. Securities and Exchange Commission, under the caption, "Risk Factors". Most of these factors are outside the control of the
Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

    Cautionary Note to U.S. Investors Concerning Estimates of Measured, and
    -----------------------------------------------------------------------
    Inferred Resources
    ------------------

    This press release uses the terms "measured", "indicated" and "inferred"
mineral resources. United States investors are advised that while such terms are recognized by Canadian regulations, the United States Securities and
Exchange Commission does not recognize them. United States investors are cautioned not to assume that all or any part of mineral resources will ever be converted into mineral reserves. Inferred mineral resources have a great amount of uncertainty as to their existence, and as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever by upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or other economic studies. United States investors are cautioned not to assume that all or any part of an inferred mineral resource exists, or is economically or legally mineable.

    <<
                                   APPENDIX
                                MESQUITE MINE
                           Initial Drilling Results
                              December 13, 2006

    -------------------------------------------------------------------------
                                   Intersection                  Assay
                           ----------------------------     -----------------
             Target        Horizon         From     To      Interval    Gold
     Hole    ------        -------         ----     --      --------    ----
    Number                                (feet)  (feet)     (feet)    (oz/T)
    -------------------------------------------------------------------------
    WM01     E Rainbow     Oxide          394.5   524.4      129.9     0.025
                           Non-oxide      524.4   605.0       80.6     0.018
                                          660.0   675.0       15.0     0.038
    -------------------------------------------------------------------------
    WM02     E Rainbow     Oxide          359.0   500.0      141.0     0.028
                           Non-oxide      500.0   605.0      105.0     0.028
    -------------------------------------------------------------------------
    WM03     E Rainbow     Oxide          315.0   505.0      190.0     0.021
                           Non-oxide      505.0   545.0       40.0     0.015
    -------------------------------------------------------------------------
    WM04     E Rainbow     Oxide          340.0   470.0      130.0     0.029
                           Non-oxide      470.0   565.0       95.0     0.022
                                          605.0   615.0       10.0     0.023
    -------------------------------------------------------------------------
    WM05     Big Chief     Condemnation              Assays Pending
    -------------------------------------------------------------------------
    WM06     Big Chief     Condemnation              Assays Pending
    -------------------------------------------------------------------------
    WM07     Brownie Hill  Oxide          300.0   600.0      300.0     0.025
                           Non-oxide      600.0   780.0      180.0     0.013
    -------------------------------------------------------------------------
    WM08     Brownie Hill  Oxide          300.0   530.0      230.0     0.036
                           Non-oxide      530.0   760.0      230.0     0.015
    -------------------------------------------------------------------------
    WM09     Brownie Hill  Oxide          340.0   570.0      230.0     0.016
                           Non-oxide      570.0   665.0       95.0     0.016
    -------------------------------------------------------------------------
    WM10     Brownie Hill  Oxide          300.0   610.0      310.0     0.014
                           Non-oxide      610.0   790.0      180.0     0.014
    -------------------------------------------------------------------------
    WM11     Brownie Hill  Oxide          300.0   625.0      325.0     0.022
                           Non-oxide      625.0   795.0      170.0     0.012
    -------------------------------------------------------------------------
    WM12     Brownie Hill                            Assays Pending
    -------------------------------------------------------------------------
    WM13     Brownie Hill  Oxide          300.0   360.0       60.0     0.007
                           Non-oxide      390.0   440.0       50.0     0.015
    -------------------------------------------------------------------------
    WM14     Brownie Hill  Oxide          330.0   440.0      110.0     0.015
    >>

    %SEDAR: 00021587E          %CIK: 0001208038

    /For further information: please visit www.westerngoldfields.com, or contact: Raymond Threlkeld, President and Chief Executive Officer, (416)
324-6005, rthrelkeld(at)westerngoldfields.com; Julie Taylor Pantziris, Director,
Regulatory Affairs and Investor Relations, (416) 324-6015,
jtaylor(at)westerngoldfields.com; Richard Wertheim, Investor and Media Relations,
Wertheim + Company Inc., (416) 594-1600, wertheim(at)wertheim.ca/
    (WGDF WGI.)

CO:  Western Goldfields, Inc.

CNW 07:30e 13-DEC-06